                                                                    EXHIBIT 10.4


SIEMENS                             PURCHASE ORDER                        Page 1


Vendor Address                                  Please Deliver to:
HUGO INTERNATIONAL LIMITED                      SIEMENS COMMUNICATIONS LIMITED

6 WATERSIDE DRIVE LANGLEY BUS.PAR               TURNELLS MILL LANE
LANGLEY                                         WELLINGBOROUGH

SLOUGH                                          NN8 2RB
SL3 6EZ

VENDOR NUMBER:                    311319        Please Invoice To:
PURCHASE ORDER NUMBER:            7000016928    SIEMENS COMMUNICATIONS LIMITED
                                                    BRICKHILL STREET

DATE:                             05.07.1999    WILLEN LAKE
BUYER:                            JUNE RAYMOND  MILTON KEYNES
BUYER TEL:                        01933 444466  MK15 ODJ
SIEMENS ORDER NUMBER:                           ATTN A/C PAYABLE

                                                VAT REGISTRATION No. GB479985260

ENQUIRIES TO R. LIVINGSTON 01933 444184

DEAR SIRS,

WE HEREBY ASK YOU TO DELIVER THE FOLLOWING GOODS IN ACCORDANCE WITH OUR STANDARD CONDITIONS OF PURCHASE.

WE REQUIRE AN ORDER ACKNOWLEDGMENT FOR THE FOLLOWING ITEMS:

Item    Material Quantity    Description                   Delivery Date            Value GBP
                             Price GBP Per Unit

10                           SUPPLY MAINTENANCE                 06.07.1999            120,000.00

         1 each                 120,000.00   1 each


            SUPPLY MAINTENANCE FOR MARKS AND SPENCER SITES
            AGREEMENT NUMBER 8009694
            PERIOD 1/7/99 - 30/6/2000
            TO BE CHARGED ON A QUARTERLY BASIS


                                                   TOTAL ORDER VALUE: 120,000.00

GBP

DELIVERY TERMS:          001 PAID DELIVERED
PAYMENT TERMS:          Within 30 days Due net


PLEASE QUOTE OUR PURCHASE ORDER NUMBER, LINE ITEM NUMBER AND MATERIAL NUMBER ON ALL INVOICES, ADVICE NOTES AND CORRESPONDENCE.

SIGNED FOR THE COMPANY /s/ T.J. Ball 7/7/99
                       --------------------
SUBJECT TO TERMS AND CONDITIONS PRINTED OVERLEAF
IMPORTANT PLEASE ACKNOWLEDGE RECEIPT OF THIS ORDER AND CONFIRM PRICE AND
DELIVERY

                                                                    EXHIBIT 10.4

                     AGREEMENT FOR THE PROVISION OF SERVICE

         An Agreement between Siemens Communications Limited acting as a management company for Siemens plc on whose behalf it enters into this Agreement (Siemens) with principal places of business at:

Turnells Mill Lane                    and                   Brickhill Street
Wellingborough                                              Willen Lake
Northants                                                   Milton Keynes
NN8 2RB                                                     MK15 0DJ

Tel:  (01933) 225000                                        Tel:  (01908) 855000

and the Supplier whose company name is:                  HUGO INTERNATIONAL
                                                         6 WATERSIDE DRIVE
                                                         LANGLEY BUSINESS PARK
                                                         LANGLEY
                                                         SLOUGH
                                                         BERKS
                                                         SL3 6EZ

WHEREAS

A. Siemens Communications Limited acting as a management company for Siemens plc on whose behalf it enters into this Agreement (Siemens) has entered into a contract with Marks and Spencer Plc of 47 Baker Street London W1A 1DN (the "Customer") for the maintenance of various equipment (the "Prime Contract") which includes the Equipment detailed in Schedule 1 to this Agreement.

B. Siemens wishes to sub-contract part of its maintenance obligations to the Supplier.

C.       The Supplier is willing to act as sub-contractor to Siemens.

NOW THEREFORE THE PARTIES HEREBY ENTER INTO THIS AGREEMENT ON THE TERMS AND CONDITIONS SET OUT HEREIN AND IN THE SCHEDULES HERETO:

Signed for and on behalf               Signed by:
     of Hugo International:


/s/ D.W. Foden
-------------------------
                                       /s/ P.D. Johnson
                                       ----------------------------------
                                       Authorized Signatory of
                                       Siemens Communications Limited
                                       a management company for
                                       Siemens plc

Name:      D.W. Foden                  Name:    P. D. Johnson
          -------------------------         ----------------------------------

Position:  Managing Director           Position: Commercial Manager
          -------------------------              ----------------------------

Date:       21/6/99                    Date:      12/07/99
     ------------------------------         ------------------------------

                  INDEX

            Clause    1       Definitions
                      2       Scope
                      3       Relationship of the Parties
                      4       Duration
                      5       Operating Procedure
                      6       Change of Service
                      7       Charges and Payment
                      8       Licence
                      9       The Supplier's Obligations
                      10      The Supplier's Further Assurance
                      11      The Supplier's Liability
                      12      Siemens Liability
                      13      Insurance
                      14      Termination
                      15      Confidentiality and Intellectual Property Rights
                      16      Assignment
                      17      Sub-contractors
                      18      Year 2000
                      19      General Provisions

                              Schedule  1      The Equipment

                                        2      Service Level Agreement

                                        3      Charges and Duration

1.       DEFINITIONS

         For the purposes of this Agreement the following words or expressions shall have the meaning set out against them.

         (a) "Agreement" means this agreement, its Appendices and any documentation expressly incorporated herein, including any amendments agreed between the parties in writing.

         (b) "Schedule" means a schedule to this Agreement and shall include any subsequent amendment, replacement or re-issue thereof.

         (c)      "Call" means a call to the Supplier made in accordance with
                  Schedule 2.

         (d)      "Charges" means the charges detailed in Schedule 3.

         (e)      "Commencement Date" means the 1st July 1999.

         (f) "Customer" means Marks and Spencer Plc of 47 Baker Street, London, W1A 1DN.


         (g) "Customer's Premises" means the Customer's premises in the United Kingdom and the Republic of Ireland.

         (h)      "Equipment" means the equipment identified in Schedule 1.

         (i) "Maintenance Cover Time" means the period of time that the Equipment is covered by the Service as detailed in Schedule 2.

         (j) "Service" means the services to be provided under this Agreement.

2.       SCOPE

         (a) The Supplier warrants that it shall provide the Service and perform such other duties which are referred to in this Agreement in respect of the Equipment as the Siemens sub-contractor under the Prime Contract in accordance with this Agreement and in consideration of the Charges.

         (b) Any Service carried out by the Supplier which is not in accordance with this Agreement, unless Siemens' prior agreement in writing is obtained, shall be made good by the Supplier at its own expense.

         (c) The Service to be carried out shall be preventative and corrective maintenance of the Equipment in accordance with the Service Level Agreement set out in Schedule 2.

         (d)      Siemens expressly reserves the right to:

                  (i) add, delete or amend items of equipment to the scope of this Agreement upon which the Service will be performed; and

                  (ii) add to, delete or amend the Customer's Premises within the United Kingdom and the Republic of Ireland in which Equipment is held and upon which the Service is performed.

                  subject to payment of Charges in accordance with Schedule 3 or, if no Charge is provided for, a charge to be agreed by the parties and paid in accordance with Schedule 3, and subject further to the Supplier being given reasonable written notice of any such additions, deletions or amendments.

         (e) Where the Service provides for the replacement of items (including parts) of Equipment then when replacement items are fitted, these items become the property of the Customer.

         (f) Save as provided in this Clause, the Supplier shall bear all costs or expenses incurred in the provision of the Service, including but not limited to:

                  (i)      the cost of obtaining and storing spare parts; and

                  (ii) the costs associated with the Re-delivery of Equipment (including packaging, transit and insurance of Equipment until Re-delivery in an adequate sum with a reputable insurance company). All risk of loss and damage during such period shall be borne by the Supplier.

         (g) The Supplier shall make available for inspection the Certificate of Insurance referred to above and evidence of payment of premiums at the request of Siemens.

3.       RELATIONSHIP OF THE PARTIES

         (a) Notwithstanding any degree of supervision exercised by Siemens over the Supplier's personnel from time to time assigned to provide the Service and perform the Supplier's other obligations under this Agreement, such persons at all times shall be deemed to be the employees of the Supplier and in no circumstances shall the relationship of employer and employee be deemed to arise between Siemens and the Supplier's personnel whether by reason of the Transfer of Undertaking (Protection of Employment) Regulations 1981 (as amended) or otherwise. The Supplier shall indemnify and hold harmless Siemens against any cost, claim or liability that Siemens may suffer in respect of the Supplier's personnel or former personnel who claim to have been transferred under the Transfer of Undertaking (Protection of Employment) Regulations 1981 (as amended).

         (b) Neither party is the agent of the other and neither party shall have the authority to bind the other or to make any contract in the name of the other party without that party's prior written consent.

4.       DURATION

         This Agreement shall continue for the minimum term specified in
         Schedule 3, and shall renew automatically on an annual basis thereafter. Either party may terminate this Agreement on expiry of the minimum term or on expiry of any subsequent full year of service, subject to at least 90 days written notice to the other party, or in accordance with Clause 15.

5.       OPERATING PROCEDURE

         (a) On initial arrival and final departure all employees, agents or sub-contractors of the Supplier must book in and out of the Customer's Premises in accordance with the Customer's security requirements. The Supplier shall not use the Customer Premises for any purpose other than that of carrying out the Service.

         (b) The Supplier shall prevent all work people including those employed by subcontractors from trespassing on any part of the Customer's Premises which is not necessary for carrying out the Service.

         (c) The Supplier shall at its own cost provide, maintain and remove all access equipment. The Supplier must ensure that access equipment is safe, clean and secure for the due performance of the Service.

         (d) The Supplier shall be responsible for carefully cleaning all areas where the Service has been provided upon completion, and leaving the Customer's Premises in the same state as on arrival.

         (e) The Supplier shall obtain the approval of the Customer for the proposed siting of materials, temporary rubbish, deposits and temporary buildings.

         (f) The Supplier shall undertake not to damage, interfere with or vexatiously delay completion of work by other suppliers within any of the Customer's Premises.

         (g) All Services must be undertaken in compliance with the Health and Safety at Work Act and the Customer's health and safety requirements.

         (h) No notice board will be permitted to be displayed externally on the Customer's Premises.

6.       CHANGE OF SERVICE

         The Charges may be adjusted in the event that the scope of service provided for the Systems is changed by agreement, or any changes are made to the requirements of or on the instruction or request of, the Government, a regulatory authority, an emergency services organisation or any other competent administrative authority affecting the provision of the Service, or the System is no longer a current release, or the System is extended by the addition of further hardware or software. In any such event, the Charges may be amended immediately in accordance with the Supplier's then current charges.

7.       CHARGES AND PAYMENT

         (a) Siemens shall pay the Charges for the Service in accordance with Schedule 3 from the Commencement Date.

         (b) Notwithstanding anything in this Agreement to the contrary, payments due to the Supplier shall be payable by Siemens only when such payments are paid to Siemens by the Customer under the Prime Contract.

         (c) The Charges are exclusive of all national and local taxes and duties, which shall be added in accordance with prevailing legislation.

         (d) The Charges will be reviewed annually by the Supplier and Siemens between September and December. Any changes shall be agreed by the end of December of that year and shall become effective from 1st July of the year following the review.

         (e) The Supplier shall be deemed to have fully informed itself as to the specification and general condition of the Equipment and no increase in the Charges shall be permitted on the grounds of misrepresentation of any matter relating to the Equipment, the condition or specification of the Equipment or the Customer's Premises proving to be different from that anticipated.

         (f) The Supplier shall pay rates of wages and observe hours and conditions of labour not less favourable than the general level of wages, hours and conditions for the trade or industry in the district where the Service is carried out.

         (g) The Supplier's Charges shall be deemed to include (but not be limited to):

                  (i) direct labour costs including all allowances, bonuses and costs associated with fringe benefits, holidays and sickness leave and all costs of advertising, recruitment, interviews, introduction, obtaining and renewal of qualifications, shift working, standby and other pre- and post- employment expenses unless otherwise stated herein;

                  (ii) all costs of all taxes (with the exception of VAT) and contributions raised by law, trade union contract or regulations relating to or increased by the payroll of the Supplier (for example workman's compensation and old age benefits, welfare funds, pensions, annuities and disability insurance);

                  (iii) all costs of standard employee benefits of the Supplier (for example sick leave with pay, retirement funds, health and life assurance, any bonus programmes, profits sharing schemes and share purchase schemes);

                  (iv) all costs of transport and travel to and from locations at or from which Services shall be provided;

                  (v) other direct and indirect costs of the Supplier including all contributions to overhead, administration and profit;

                  (vi) all costs associated with the provision, maintenance and update of the Supplier's training obligations necessary to perform the Services;

                  (vii) all costs associated with the provision of personnel supervision associated with this Agreement;

                  (viii) all costs associated with the provision, maintenance and replacement of the Supplier's hardware, software, equipment, tools, consumables and all other equipment associated with the provision of the Services;

                  (ix) all costs associated with providing the Services as set out within this Agreement, Monday to Friday,
                           09.00 to 17.00, statutory and public holidays excluded;

                  (x) all costs associated with fluctuations in labour rates in respect of employees, sub-contractors or Trade Unions negotiations;

                  (xi) all costs associated with the provision of the Supplier's personnel suitably trained and qualified for the provision of the Services;

                  (xii) all costs associated with the delivery and collection of all equipment, materials and consumables;

                  (xiii) any other costs for items not specifically mentioned in or not specifically excluded from this Agreement.

8.       LICENCE

         Siemens is hereby licensed to use and to sub-licence any material supplied by the Supplier in order to perform the Prime Contract.

9.       THE SUPPLIER'S OBLIGATIONS

         (a) The standard of the Service shall be in accordance with this Agreement and to the extent that the standard of the Service has not been specified in this Agreement, the Supplier shall use good quality materials, techniques and standards and provide the Service with the care, skill and diligence required in accordance with best industry practice.

         (b) Materials and workmanship in all respects shall conform to the higher of any current British or EU standard or Code of Practice that can be properly applied and/or any reasonable standard agreed by the Customer and Siemens.

         (c) If requested, the Supplier shall submit details of its policy on quality assurance.

         (d) As necessary to meet its obligations under this Agreement and at its own expense the Supplier shall:

                  (i) provide sufficient test equipment to the levels recommended by the Equipment manufacturer;

                  (ii) provide sufficient numbers of trained and qualified field service engineers;

                  (iii) maintain sufficient levels of dedicated spare parts (including component parts, cables and whole units) and ensure that any spare parts used in the Service are compatible with existing components;

                  (iv) use its reasonable endeavours to ensure that engineers deployed in any country to provide the Service are fluent in English and any other local languages.

         (e) The Supplier shall comply with the Customer's site procedures and restrictions including but not limited to:

                  (i) Equipment or materials held off site shall be labelled in accordance with the Customer's requirements;

                  (ii) The Supplier shall keep full and accurate accounts for the Service and shall maintain proper records of wages paid and all invoices and other records of materials and plant used and receipts for payments to Subcontractors and make them available for inspection on demand by Siemens for a minimum period of two years after the date of final invoice.

                  (iii) The Supplier shall check all invoices submitted to it by sub-contractors and manufacturers to ensure that the calculations therein and the content thereof are correct before including the amount of such invoices in any application to Siemens for payment.

                  (iv) Any excess payments made by Siemens which could reasonably have been prevented by such a check in Clause 9(e)(iii) shall be reimbursed to Siemens.

                  (v) When any sub-contractor is to be reimbursed on a prime cost basis, the Supplier shall arrange for the sub-contractor to maintain similar records for inspection and checking by Siemens.

                  (vi) The Supplier shall pass to Siemens the benefit of discounts offered by its suppliers, manufacturers and sub-contractors.

                  (vii) The Supplier shall offer Siemens detailed financial and operational proposals for savings resulting from reduced problem rates for agreement between Siemens and the Supplier.

                  (viii) The Supplier shall not use the Customer's Premises for any purpose other than that of carrying out the Service.

                  (ix) The Supplier shall comply with the Customer's reasonable requirements regarding access for the delivery and removal of goods and materials.

                  (x) Save where otherwise provided in this Agreement, the Supplier is responsible for taking delivery, handling, storing and distributing all equipment, materials and consumables necessary for carrying out the Service.

                  (xi) The Supplier shall not store oxyacetylene, propane, gas cylinders or the like on the Customer's Premises.

                  (xii) The Supplier is continually to keep the Customer's Premises in the area of its work clean during the progress of the Service. The Supplier shall remove all dirt, rubbish, protective casings and superfluous materials including that of its sub-contractors as the Service proceeds and at completion. Rubbish shall be disposed of in accordance with the Customer's requirements and in accordance with statutes and regulations for waste management.

                  (xiii) The Supplier shall keep to a minimum the amount of noise made on the Customer's Premises. Generators, compressors and other noisy plant shall be muffled at all times by means of silencers, screens and the like.

                  (xiv) Smoking within the curtilage of the Customer's Premises, with the exception of designated smoking areas, is strictly forbidden. The Customer or Siemens may order offenders to leave the Customer's Premises and not return without Siemens' permission.

                  (xv) The Customer's catering facilities are not to be used by the Supplier without obtaining the Customer's permission. Any such permission granted is to be on the conditions as stated by the Customer. Siemens or the Customer may order offenders to leave the Customer's Premises,

                  (xvi) The Customer shall provide all electricity for the Service carried out within the Customer's Premises. The Supplier must acquaint itself with the availability of electricity on the Customer's Premises.

                  (xvii) Materials obtained from the Customer's Premises shall remain the property of the Customer or Siemens and shall be placed in storage or disposed of in accordance with Siemens' instructions.

                  (xviii) Vehicles owned by the Supplier or its employees, agents, or subcontractors may only be parked on the Customer's Premises with the prior permission of the Customer.

                  (xix) The Customer shall be entitled to search and inspect the contents of all the Supplier's vehicles, staff and operatives visiting the Customer's Premises. The Supplier shall bring this requirement to the attention of its employees and all sub-contractors who attend at the Customer's Premises.

                  (xx) The Customer shall be entitled to search the bags or other luggage of each operative at any time,.

                  (xxi) Siemens reserves the right to make inspections upon reasonable notice and carry out tests to ascertain that the Supplier's obligations under this Agreement are being fulfilled. Such inspections may be conducted by Siemens or its agent. Any deficiencies noted shall be corrected within 30 (thirty) days, or such time that it is agreed with Siemens, of receiving written notification or exceptionally, to an agreed programme of Service, at the Supplier's expense.

                  (xxii) The Supplier's staff must provide proof of identity at all times which must show the Supplier's Company name, date of issue, the individuals name, signature and passport size photograph.

                  (xxiii) The Supplier's staff will conform with Siemens' standards of dress and code of conduct at all times while on the Customer's Premises.

                  (xxiv) Prior to leaving the Customer's Premises after completing a fix, the Supplier shall demonstrate to the Customer or its agents that the relevant Equipment is functioning properly;

                  (xxv) In the event that further Calls have been logged in respect of one of the Customer's Premises by the time of arrival of the Supplier's engineer at that premises, the engineer shall resolve all such Calls within one visit, where practicable.

                  (xxvi) The Suppler shall ensure that its engineers arrive at the Customer for the removal of any of its employees or agents from its Premises for reasonable cause, including without Limitation, incompetence, interference with the Customer's operations or failure to observe safety standards, laws, codes or regulations.

         (f) By agreement of Marks & Spencer Voice services the Supplier shall prepare a comprehensive inventory of all equipment of the general type shown in Schedule 1 which is situated at or used in the Customer's Premises (including details of equipment type, model number, quantity and present condition) and shall provide the same to Siemens within 6 months of the Commencement Date. Thereafter, the Supplier shall use its best endeavours to ensure that such inventory is kept up-to-date and that copies of the same are provided to Siemens at least once every 6 months during the term of this Agreement.

         (g) The Supplier shall immediately inform Siemens if it becomes aware that Equipment is being misused or abused by any person.

10.      THE SUPPLIER'S FURTHER ASSURANCE

         The Supplier agrees to execute all other documents, to provide all necessary assistance and to do all other things as may be required from time to time by Siemens under or pursuant to this Agreement

11.      THE SUPPLIER'S LIABILITY

         (a) Subject to the limits set out in this Clause, the Supplier agrees to indemnify Siemens against any damages, loss, costs, claims, expenditure or other liability arising out of or related to:

                  (i)      injury, or death to any person; or

                  (ii)     damage to property

                  resulting from any defect in workmanship, negligence or willful misconduct of the Supplier or its employees, agents or sub-contractors.

         (b) For clarity and subject to the limits set out in this Clause, the Supplier agrees to indemnify Siemens against any damages, loss, costs, claims, expenditure or other liability arising from any breach of the Prime Contract which results from any failure by the Supplier to perform its obligations in accordance with the Agreement.

         (c) In case the Supplier by any act or omission referred to in Sub-Clause 11(a) causes injury to or the death of any person, then the Supplier's liability for such injury or death shall be unlimited,

         (d) In all other cases the Suppliers liability In respect of any one event or series of connected events Is limited to pound sterling 1,000,000 (one million pounds) provided that in no event will the Supplier be liable for any indirect or consequential loss or loss of business, profits, revenue or anticipated savings.

         (e) The Supplier shall not be liable for the failure to provide the Service if the failure results from any force majeure event (whether happening In the United Kingdom or elsewhere), such as, but not limited to, Act of God, refusal of licence or other Government act, fire, explosion, accident, lightning damage, electromagnetic interference, radio interference, industrial dispute, failure on the part of the Supplier's supplier/s. or any cause beyond the Supplier's reasonable control

12.      SIEMENS' LIABILITY

         (a) In case Siemens by its negligence causes injury to or the death of any person, then Siemens' liability for such injury or death shall be unlimited.

         (b) In all other cases, Siemens' liability in respect of any one event or series of connected events shall not exceed the sum of pound sterling 100,000 (one hundred thousand pounds), provided that in no event will Siemens be liable for any indirect or consequential loss or loss of business, profits, revenue or anticipated savings.

13.      INSURANCE

         (a) Without prejudice to its liability to indemnify Siemens, the Supplier shall put in place and maintain such insurance with a reputable insurance company as is necessary to cover the potential liabilities set out in Clauses 2 and 12.

         (b) The Supplier shall provide Siemens with a copy of its policy and satisfactory evidence of the payment of premiums up to the date of the request, if so requested by Siemens.

14.      TERMINATION

         (a) If the Prime Contract is terminated or suspended for any reason then Siemens will be entitled to terminate or to suspend the Agreement, provided that Siemens gives notice of termination or suspension to the Supplier equal to the period of notice given by the Customer to Siemens, less one day.

         (b) If either party is in breach of any obligation under the Agreement and does not remedy that breach within 28 (twenty eight) days after receipt of written notice detailing the breach, the innocent party may immediately terminate this Agreement or, at that party's option, suspend performance of its obligations under the Agreement until the breach is remedied.

         (c) If either party becomes insolvent, commits an act of bankruptcy or goes or is put into liquidation (other than solely for amalgamation or reconstruction) or if a receiver is appointed over all or any part of the party's business or assets or if an administration order is made in respect of it, then the other party may regard any such circumstance as grounds for immediately terminating this Agreement without notice.

         (d) Without prejudice to any other provision of this Agreement, this Agreement may be terminated by Siemens giving 90 days prior written notice to the Supplier without incurring any penalty for such termination.

         (e) Should any party acquire or attempt to acquire an interest in the shareholding of the Supplier or any associated company actively involved in this Agreement which would represent a substantial change in the shareholding of the Supplier, such event shall be immediately notified to Siemens. Siemens may, by reasonable notice, determine the employment of the Supplier under this Agreement should such an acquisition be completed, provided that such notice shall not be given unreasonably or vexatiously.

         (f) In the event of termination, Siemens total financial liability shall be limited to any portion of the Charges which has accrued prior to notification of breach.

         (g) If termination is due to default by the Supplier, then Siemens shall within 5 (five) days of termination be granted access to spares, diagnostic materials and programs, technical advice and training in order that Siemens may fulfil its obligations under the Prime Contract.

         (h) At the termination of this Agreement the Supplier shall promptly return to Siemens all documents, records, media or other property belonging to Siemens and all records containing secret and/or confidential information of Siemens or of the Customer which are in its possession and issued in connection with this Agreement, together with all copies thereof.

15.      CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

         (a) The parties agree not to disclose to any third party (other than for the purposes of performing this Agreement), any secret or confidential information or method of working revealed by the other. Siemens' programs are expressly declared to be secret and confidential information.

         (b) The Supplier shall not take or authorise the taking of any photographs for use in any publicity or advertising or publish alone or in conjunction with any other




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
                  person or article, photographs or other illustrations relating to the Service on the Customer's Premises nor shall it impart to any publication, journal or newspaper or any radio or television program any information relating to this Agreement.

         (c) If requested by Siemens, the Supplier will obtain a written undertaking not to reveal confidential information to any person, firm, corporation, body or organisation from the members of its staff entitled to know such confidential information.

         (d) The Supplier shall indemnify Siemens against liability, loss and costs arising from infringement or alleged infringement by Siemens or any other person of any patent, copyright, design right (whether registered or not), trade mark, trade name or other proprietary right by the provision of the Service.

         (e) If any allegation of infringement of third party rights as referred to in Sub-clause 15(d) is made or in Siemens' opinion is likely to be made, Siemens may modify or replace items supplied by the Supplier at the Supplier's expense so as to avoid the infringement.

16.      ASSIGNMENT

         (a) In the event that the Prime Contract is terminated for whatever reason, (save where the termination occurs by reason of Siemens having a winding up order made other than for the purpose of amalgamation or reconstruction):

                  (i) Siemens shall be entitled to assign the benefit of this Agreement to the Customer upon terms that allow the Supplier to make any reasonable objection to further assignment thereof by the Customer; and

                  (ii) the Customer shall be entitled to pay to the Supplier any amounts due for Services executed whether before or after the assignment, insofar as the same has not been paid by Siemens.

         (b) The Supplier may not assign this Agreement nor any obligation or rights hereunder without the prior written consent of Siemens.

17.      SUB-CONTRACTORS

         The Supplier shall not without the prior written consent of Siemens engage any subcontractor to perform all or any part of this Agreement. Such consent, if given, may be made conditional on a confidentiality agreement containing at minimum the obligations set out in Clause 9 being signed between the sub-contractor and Siemens.

18.      YEAR 2000

         (a) The Supplier warrants that, where applicable, the Service to be provided by the Supplier includes any service to ensure that the Equipment is fully compatible (without modification, loss of performance, loss of use, or work or expense on the part of Siemens) with changes to inputs, outputs, data or other information in relation to dates arising in the year 2000 and beyond, taking account of the year 2000 being a leap year.

         (b) The provisions of this Condition shall survive the expiry of this Agreement.


19.      GENERAL PROVISIONS

         (a) Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part of or be referred to in interpreting this Agreement.

         (b) Statutory Obligations. The Supplier shall comply with all statutory requirements, regulations and bye-laws applicable to the Service.

         (c) Governing Law. This Agreement and any dispute or matter arising under it shall be governed by the Laws of England and the parties hereby agree to submit to the exclusive jurisdiction of the English courts

         (d) Waiver. No terms or conditions hereof shall be deemed waived and no breach or default excused unless such waiver or excuse shall be in writing and signed by the party issuing the same.

         (e) Enforcement. In the event that any provisions of this Agreement are declared unenforceable by a court (or other body) of competent jurisdiction then this Agreement, with respect to enforceable provisions shall survive any such declaration unless it is agreed that such declaration adversely effects the original intention of the parties, in which instance this Agreement may be terminated forthwith by written notice of either party.

         (f) Notices. Any notices given under this Agreement shall be in writing addressed to the parties at their respective addresses set forth herein or such other address as may be notified from time to time by either party to the other.

         (g) Entire Agreement. This Agreement constitutes and expresses the entire Agreement between the parties relating to all matters herein referred to and shall supersede all previous agreements, discussions, promises, representations and understandings relative thereto, if any, between the parties and the standard terms and conditions of service of the Supplier shall not be of any force or effect.

SCHEDULE 2

THE SERVICE LEVEL AGREEMENT

THE SERVICE LEVEL:

a) The maintenance cover time shall be 09.00 to 18.00, Monday to Friday, excluding public and statutory holidays.

b) The fix time for equipment faults on Radios, Radio Repeaters and Collect by Car systems will be no more than five working days.

c) Service level performance measurement shall commence from the date this agreement is signed.

THE OPERATING PROCEDURE:

a) Stores will report all faults for fixed equipment via the M&S Help Desk for Windows system on 0171 268 5999.

b) Faulty radios will continue to be returned to Hugo via the existing Parcelforce courier system.

c) Calls will be received by the Siemens Managed Service Operation in Wellingborough and passed to Hugo for resolution.

d) Hugo will supply a fault reference to Siemens and an estimated time of arrival for their engineer.

e) Where appropriate, and with prior notice, temporary equipment will be loaned to the user whilst the installed equipment is removed from site for repair.

f) Any escalation of outstanding faults will be managed between the relevant Service Managers.

PREVENTATIVE MAINTENANCE:

Upon reasonable notice to the store, Hugo will carry out preventative maintenance of fixed and where necessary mobile equipment. This will include full inspection of the equipment, operational testing and adjustments where necessary to comply with its specification.

COSTS OF SERVICE:

The costs and payment terms are outlined in Schedule 3.

PERFORMANCE STATISTICS:

At the end of each calendar month, the supplier will provide information on the performance of their service highlighting the number of faults received, the fix time of the faults, identify any issues by exception of those faults handled.

REVIEW MEETINGS:

Formal meetings will be held each quarter to review the performance and measure the response of the supplier to the agreed SLA's.

WARRANTY:

Any maintenance that has been carried out on equipment will be subject to a three month warranty of the part(s), except where failure is due to willful damage.

SCHEDULE 3

CHARGES AND DURATION

1.       Introduction

         This Schedule defines the payments due to the Supplier for the performance of the Services

2.       Charges

         Siemens will pay the Supplier pound sterling 120,000.00 (One Hundred and Twenty Thousand Pounds) exclusive of Value Added Tax per annum for the Service.

3.       Payment Arrangements

                  (a) The Supplier shall issue invoices for the Charges quarterly in advance.

                  (b) Invoices should be on the Supplier's headed paper and contain the following (Where applicable):

                           (i)      the VAT number

                           (ii)     a unique invoice number

                           (iii) the name of the person at the Customer's Premises requesting the goods/Services

                           (iv)     a description of the goods/service

                           (v) the invoice amount split down net, VAT amount and gross amount

                           (vi) a schedule of Charges broken down by job and store, or per unit of Equipment supported.

                  (c)      Invoices for the Charges shall be submitted to:

                           Siemens Communications Limited, Brickhill Street, Willen Lake, Milton Keynes, MK15 ODJ and marked for the attention of Accounts Payable.

                  (d) Subject to clause 7 of the terms and conditions payment of correctly submitted invoices subject to deductions permitted under this Agreement, shall be made within 30 (thirty) days of receipt of the invoice save in the circumstance that the invoice is the subject of a bona fide dispute.

4.       Term

         This Agreement will run for a minimum term of 3 (three) years unless or until terminated in accordance with clause 14.

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